                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): July 17, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On July 17, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: July 17, 1997

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                            INDEX TO EXHIBITS

28.  Press Release, dated July 17, 1997

        TCSI CORPORATION REPORTS SECOND QUARTER RESULTS

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For additional information contact:

TCSI Corporation
Investor Inquiries
     Leigh Salvo - (510) 749-8653

        TCSI CORPORATION REPORTS SECOND QUARTER RESULTS

ALAMEDA, California - July 16, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced revenues of $9.5 million for the second quarter ended June 30, 1997. For the same period last year, revenues were $21.8 million including $8.5 million from discontinued non-telecom business units. The Company also reported a net loss of $0.9 million for the second quarter of 1997, compared to net income of $2.8 million for the same period in 1996. The second quarter 1997 loss per share was $0.04, compared to earnings per share of $0.13 last year. The second quarter 1997 loss includes a non-recurring charge of $0.8 million, or the equivalent of approximately $0.03 per share, resulting from an adjustment to the market-value of equipment held for resale due to the termination of a non-telecom contract in the third quarter of last year.

"We've made progress this year with new relationships secured through channels, on projects with our existing customers, and on achieving our operating goals. There continues to be a worldwide need in the telecom industry for faster delivery cycles and more automated processes at reduced operating costs. I continue to believe that TCSI is well positioned to meet these needs by leveraging our industry expertise to build components-based solutions using our standards-compliant middleware platform," said Ram Banin, president and chief executive officer.

Services margins were 43 percent for the second quarter of 1997, compared to 47 percent a year ago, improved from 34 percent in the first quarter of 1997. In the second quarter of 1997, the Company spent nearly $1.4 million or 14 percent of revenues on development of its software products, primarily SolutionCore TM. For the remainder of the year, the Company expects to continue its product development spending in SolutionCore as well as SolutionSuites TM. Selling, general, and administrative expenses for the quarter decreased 27 percent, compared to the same period last year, primarily as a result of facilities consolidation and improved staffing efficiencies.

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI offers
SolutionServices TM, a full range of services including consulting, customized development, deployment, maintenance, and training.
SolutionCore TM, TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's SolutionSuites TM are integrated packages of application components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

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About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include: the timing of significant customer orders, the relative proportion of services and software licensing fees, and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

####

For further information on TCSI Corporation, please call our automated faxback line at (800) 264-1603 or join us on the World Wide Web at http://www.tcsi.com.

TCSI, SolutionCore, SolutionSuites, and SolutionServices are trademarks of TCSI Corporation. All other product and services listed herein are trademarks of their respective companies.

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         Unaudited Summary Income Statement Information

          (In thousands, except for per share amounts)

                                Three months ended      Six months ended
                                      June 30,               June 30,
                               --------------------    --------------------
                                  1997         1996       1997       1996
                                --------     --------   --------   --------
Revenues*:
   Services                     $  9,055     $ 12,962   $ 16,858   $ 25,545
   Software licensing fees           449        4,438      2,480      7,554
                                --------     --------   --------   --------
Total services and licensing
      fees                         9,504       17,400     19,338     33,099
   Equipment                          --        4,431         --      7,270
                                --------     --------   --------   --------
Total revenues                     9,504       21,831     19,338     40,369

Costs and expenses:
   Services                        5,139        6,824     10,282     12,952
   Equipment                          --        4,156         --      6,810
   Product development             1,361        1,487      2,813      2,491
   Selling, general, and
      administrative               4,306        5,899      8,874     11,182
   Non-recurring special items       818           --      1,088         --
                                 --------    --------   --------   --------
Income (loss) from operations     (2,120)       3,465     (3,719)     6,934

Interest income                      729          664      1,478        946
                                 --------     --------  --------   --------
Income (loss) before income taxes (1,391)       4,129     (2,241)     7,880

Provision for (benefit from)
   income taxes                     (472)       1,321       (761)     2,521
                                 --------     --------   --------  --------

Net income (loss)                $  (919)   $   2,808  $  (1,480)  $  5,359
                                 ========     ========   ========  ========
Earnings (loss) per share (EPS)  $ (0.04)   $    0.13  $   (0.07)  $   0.25
                                 ========     ========   ========  ========
Shares used in calculation of EPS 21,327       22,191     21,335     21,042
                                 ========     ========   ========  ========

* Revenues for the three and six months ended June 30, 1996, include $8.5 million and $15.5 million, respectively, from non-telecom business units which have been discontinued.


               Unaudited Summary Balance Sheet Information
                               (In thousands)


                                           June 30,         December 31,
                                             1997              1996
                                          ---------         -----------
Assets
------
Cash, cash equivalents, and investments   $  50,892          $  52,607
Receivables                                   8,815             12,522
Other receivables                             2,314              2,042
Deferred income taxes                         4,209              7,178
Leasehold improvements, equipment,
    and furniture                            10,775              9,234
Other assets                                  1,949              3,592
                                          ----------        -----------
Total assets                              $  78,954          $  87,175
                                          ==========        ===========

Liabilities and Shareholders' Equity
------------------------------------
Accounts payable and other accruals       $   2,098          $   7,263
Accrued compensation and related costs        3,157              4,705
Income taxes                                    793              1,597
                                          ---------         ----------
Total liabilities                             6,048             13,565
Shareholders' equity                         72,906             73,610
                                          ----------        -----------
Total liabilities and shareholders'
    equity                                $  78,954          $  87,175
                                          ==========        ===========

This financial information should also be read in conjunction with the Company's Form 10-Q to be filed with the Securities and Exchange Commission and its most recent Annual Report on Form 10-K.